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                                                                      EXHIBIT 99

                              AMENDMENT AGREEMENT

     Lockheed Martin Corporation (formerly named "Parent Corporation"), a Maryland corporation ("Lockheed Martin"), Martin Marietta Corporation, a Maryland corporation ("Martin Marietta"), and Lockheed Corporation, a Delaware corporation ("Lockheed"), hereby amend the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of August 29, 1994 as follows:

     1. The date set forth in Section 8.1(b) is changed from February 15, 1995 to March 31, 1995.

     2.  The reference to $100 million set forth in the first sentence of
         Section 8.2 is changed to $50 million.

     3.  The first sentence of Section 6.7 is amended and restated as follows:

          "Unless and until this Agreement shall have been terminated by either party pursuant to Section 8.1, neither Martin Marietta nor Lockheed nor any of their respective officers, directors or agents shall directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide any nonpublic information to, any corporation, partnership, person or other entity or group (other than to Martin Marietta or Lockheed or an affiliate or an associate of either Martin Marietta or Lockheed) concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transactions involving Martin Marietta or Lockheed or any of their respective Subsidiaries or divisions, unless its Board of Directors, upon written advice of counsel, has determined that it is in the best interests of such company's stockholders to do so."

Dated as of February 7, 1995

                                          LOCKHEED MARTIN CORPORATION

                                          BY: /s/  LILLIAN M. TRIPPETT
                                              ---------------------------
                                              Name:  Lillian M. Trippett
                                              Title: Corporate Secretary

                                          MARTIN MARIETTA CORPORATION

                                          BY: /s/  FRANK H. MENAKER, JR.
                                              ---------------------------
                                              Name:  Frank H. Menaker, Jr.
                                              Title: Vice President

                                          LOCKHEED CORPORATION

                                          BY: /s/  W. T. VINSON
                                              ---------------------------
                                              Name:  W. T. Vinson
                                              Title: Vice President and
                                                     General Counsel

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